EXHIBIT 99.1

For Immediate Release:	April 15, 2021

HOMB’s Unwavering Discipline, Strong Margins, Great Efficiency, Hard Work and Smart Investments Led to First Quarter Record Revenue and Profits

Conway, AR – Home BancShares, Inc. (NASDAQ GS: HOMB), parent company of Centennial Bank, released record quarterly earnings today.

Highlights of the First Quarter of 2021:

Metric	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020
Net Income	$91.6 million	$81.8 million	$69.3 million	$62.8 million	$507,000
Total Revenue (net)	$193.4 million	$181.9 million	$176.1 million	$173.7 million	$162.7 million
Income (loss) before income taxes	$120.5 million	$107.7 million	$90.4 million	$82.1 million	($2.4 million)
Pre-tax net income, excluding provision for credit losses (PPNR) (non-GAAP)(1)	$120.5 million	$107.7 million	$104.4 million	$102.7 million	$92.2 million
Pre-tax net income to total revenue (net)	62.32%	59.19%	51.32%	47.25%	-1.49%
P5NR (Pre-tax, pre-provision, profit percentage) (PPNR to total revenue (net)) (non-GAAP)(1)	62.32%	59.19%	59.28%	59.15%	56.67%
ROA	2.22%	1.97%	1.66%	1.55%	0.01%
ROA (pre-tax net income, excluding provision for credit losses) (non-GAAP)(1)	2.92%	2.60%	2.50%	2.53%	2.45%
ROA, excluding provision for credit losses (non-GAAP)(1)	2.22%	1.97%	1.91%	1.92%	1.87%
NIM	4.02%	4.00%	3.92%	4.11%	4.22%
NIM, excluding PPP loans (non-GAAP)(1)	3.87%	3.97%	3.98%	4.16%	4.22%
Purchase Accounting Accretion	$5.5 million	$5.7 million	$7.0 million	$7.0 million	$7.6 million
ROE	14.15%	12.72%	10.97%	10.27%	0.08%
ROTCE (non-GAAP)(1)	22.90%	20.96%	18.29%	17.40%	0.14%
Diluted Earnings Per Share	$0.55	$0.50	$0.42	$0.38	$0.00
Non-Performing Assets to Total Assets	0.38%	0.48%	0.47%	0.39%	0.44%
Common Equity Tier 1 Capital	14.3%	13.4%	12.6%	12.0%	11.5%
Leverage	11.1%	10.8%	10.4%	10.3%	10.8%
Tier 1 Capital	14.9%	14.0%	13.2%	12.6%	12.1%
Total Risk-Based Capital	18.8%	17.8%	16.9%	16.2%	15.7%
Allowance for Credit Losses to Total Loans	2.25%	2.19%	2.12%	1.99%	2.01%
Allowance for Credit Losses to Total Loans, excluding PPP loans (non-GAAP)(1)	2.40%	2.33%	2.29%	2.15%	2.01%

(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

“Approximately $11 billion in loans at a yield of 5.56% including accretion, PPP income, and event income; a 36.60% efficiency ratio; a ‘never give up’ approach to charge-offs; starting to reap the benefits of investments; along with a record $91.6 million in net income is paying off handsomely for HOMB shareholders,” said John Allison, Chairman.

“Great results come down to customer service and extreme discipline. We communicate with our customers and we helped them through the PPP process and that results in a long-term trusting partnership,” said Tracy French, Centennial Bank President and Chief Executive Officer.

Operating Highlights

Net income and earnings per share were quarterly records for the Company. Net income increased $9.8 million, or 11.99%, to $91.6 million for the three-month period ended March 31, 2021, from $81.8 million for the three-month period ended December 31, 2020. Earnings per share increased $0.05 per share, or 10.00%, to $0.55 per share for the three-month period ended March 31, 2021, from $0.50 per share for the three-month period ended December 31, 2020.

During the first quarter of 2021, the Company did not record any credit loss expense. The Company’s provisioning model is closely tied to unemployment rate projections which have continued to improve since the fourth quarter of 2020. The Company determined that an additional provision for credit losses on loans was not necessary as the current level of the allowance for credit losses was considered adequate as of March 31, 2021. In addition, the Company determined that the current level of the unfunded commitment reserve was adequate and no additional provision for unfunded commitments was necessary.

Our net interest margin was 4.02% for the three-month period ended March 31, 2021 compared to 4.00% for the three-month period ended December 31, 2020. The yield on loans was 5.56% and 5.33% for the three months ended March 31, 2021 and December 31, 2020, respectively, as average loans decreased from $11.46 billion to $11.02 billion. Additionally, the rate on interest bearing deposits decreased to 0.33% as of March 31, 2021 from 0.44% as of December 31, 2020, with average balances of $9.55 billion and $9.59 billion, respectively.

As of March 31, 2021, we had $667.3 million of Paycheck Protection Program (PPP) loans outstanding. These loans are at 1.00% plus the accretion of the origination fee. Excluding PPP loans, our net interest margin (non-GAAP) for the three-month period ended March 31, 2021 was 3.87%.(1) The PPP loans had a 12-basis point accretive impact to the yield on loans, and the PPP loans were accretive to the net interest margin by 16 basis points. This was primarily due to approximately $313.8 million of the Company’s PPP loans being forgiven during the first quarter of 2021 as well as the acceleration of deferred fees for the loans that were forgiven. The $313.8 million of PPP loans forgiven during the first quarter of 2021 were partially offset by $289.4 million in new PPP loans originated

______________________________

(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

during the first quarter of 2021. The deferred fee income increased from $6.9 million to $10.4 million for the three-month periods ended December 31, 2020 and March 31, 2021, respectively.

The effects of the COVID-19 pandemic continued to create a significant amount of excess liquidity in the market. As a result of this excess liquidity, we had an increase of $581.4 million of average interest-bearing cash balances in the first quarter of 2021 compared to the fourth quarter of 2020. This excess liquidity diluted the net interest margin by 16 basis points.

Purchase accounting accretion on acquired loans was $5.5 million and $5.7 million and average purchase accounting loan discounts were $43.9 million and $49.6 million for the three-month periods ended March 31, 2021 and December 31, 2020, respectively. Net amortization of time deposit premiums was $30,000 per quarter and net average remaining time deposit premiums were $115,000 and $146,000 for the three-month periods ended March 31, 2021 and December 31, 2020, respectively.

Net interest income on a fully taxable equivalent basis increased $142,000, or 0.09%, to $149.9 million for the three-month period ended March 31, 2021, from $149.8 million for the three-month period ended December 31, 2020. This increase in net interest income for the three-month period ended March 31, 2021 was the result of a $3.0 million decrease in interest expense, which was partially offset by a $2.8 million decrease in interest income. The $3.0 million decrease in interest expense was primarily the result of a $2.9 million decrease in interest expense on deposits and a $42,000 decrease in interest expense on FHLB borrowings.  The $2.8 million decrease in interest income was primarily the result of a $2.5 million decrease in loan interest income, and a $465,000 net decrease in investment income.

The Company reported $45.3 million of non-interest income for the first quarter of 2021. The most important components of the first quarter non-interest income were $8.6 million from dividends from FHLB, FRB, FNBB and other, $8.2 million from mortgage lending income, $7.6 million from other service charges and fees, a $5.8 million adjustment for the increase in fair market value of marketable securities, $5.0 million from service charges on deposit accounts, and $8.0 million from other income. Included in the $8.6 million in dividends from FHLB, FRB, FNBB and other was $8.1 million in special dividends from equity investments. The Company is still currently involved in these investments; however, past performance does not guarantee future performance. The $8.0 million in other income includes a $5.1 million recovery on historic losses.

Mortgage lending income was $8.2 million for the three-month period ended March 31, 2021, compared to $10.1 million for the three-month period ended December 31, 2020. The housing market continues to benefit from the current low interest rate environment; however, the decrease in mortgage lending income from the fourth quarter of 2020 is the result of normal seasonal fluctuations and harsher winter weather in several of our markets.

Non-interest expense for the first quarter of 2021 was $72.9 million. The most important components of the first quarter non-interest expense were $42.1 million from salaries and employee benefits, $15.7 million in other expense and $9.2 million in occupancy and equipment expenses. For the first quarter of 2021, our efficiency ratio was 36.60%.

Financial Condition

Total loans receivable were $10.78 billion at March 31, 2021 compared to $11.22 billion at December 31, 2020. Total deposits were $13.51 billion at March 31, 2021 compared to $12.73 billion at December 31, 2020. Total assets were $17.24 billion at March 31, 2021 compared to $16.40 billion at December 31, 2020.

During the first quarter 2021, the Company experienced approximately $442.2 million in loan decline. Centennial CFG experienced $17.6 million of organic loan decline and had loans of $1.52 billion at March 31, 2021. Our legacy footprint experienced $400.2 million in organic loan decline and $24.4 million in PPP loan decline during the quarter.

Non-performing loans to total loans was 0.59% as of March 31, 2021 compared to 0.66% as of December 31, 2020. Non-performing assets to total assets decreased from 0.48% as of December 31, 2020 to 0.38% as of March 31, 2021. For the first quarter of 2021, net charge-offs were $2.5 million compared to net charge-offs of $2.8 million for the fourth quarter of 2020.

Non-performing loans at March 31, 2021 were $23.0 million, $35.1 million, $516,000, $2.0 million and $2.8 million in the Arkansas, Florida, Alabama, Shore Premier Finance and Centennial CFG markets, respectively, for a total of $63.4 million. Non-performing assets at March 31, 2021 were $24.9 million, $36.1 million, $550,000, $2.0 million and $2.8 million in the Arkansas, Florida, Alabama, Shore Premier Finance and Centennial CFG markets, respectively, for a total of $66.4 million.

The Company’s allowance for credit losses on loans was $242.9 million at March 31, 2021, or 2.25% of total loans, compared to the allowance for credit losses of $245.5 million, or 2.19% of total loans, at December 31, 2020. The Company’s allowance for credit losses on loans to total loans, excluding PPP loans (non-GAAP), was 2.40%(1) at March 31, 2021. As of March 31, 2021 and December 31, 2020, the Company’s allowance for credit losses on loans was 383.47% and 331.10% of its total non-performing loans, respectively.

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(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Stockholders’ equity was $2.65 billion at March 31, 2021 compared to $2.61 billion at December 31, 2020, an increase of approximately $39.4 million. The increase in stockholders’ equity was primarily associated with the $68.4 million increase in retained earnings which was partially offset by a $24.7 million decrease in accumulated other comprehensive income. Book value per common share was $16.02 at March 31, 2021 compared to $15.78 at December 31, 2020. Tangible book value per common share (non-GAAP) was $9.95(1) at March 31, 2021 compared to $9.70(1) at December 31, 2020, an increase of 10.45% on an annualized basis.

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(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Branches

The Company currently has 76 branches in Arkansas, 78 branches in Florida, 5 branches in Alabama and one branch in New York City.

Conference Call

Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 ET) on Thursday, April 15, 2021. We encourage all participants to pre-register for the conference call using the following link: https://dpregister.com/sreg/10153260/e502592c38. Callers who pre-register will be given dial-in instructions and a unique PIN to gain immediate access to the live call. Participants may pre-register now, or at any time prior to the call, and will immediately receive simple instructions via email. The Home BancShares conference call will also be automatically scheduled as an event in your Outlook calendar.

Those without internet access or unable to pre-register may dial in and listen to the live call by calling 1-877-508-9586 and asking for the Home BancShares conference call. A replay of the call will be available by calling 1-877-344-7529, Passcode: 10153260, which will be available until April 22, 2021 at 10:59 p.m. CT (11:59 ET). Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com under “Investor Relations” for 12 months.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures--including net income (earnings), as adjusted; pre-tax net income, excluding provision for credit losses; pre-tax, pre-provision, profit percentage; diluted earnings per common share, as adjusted; return on average assets, as adjusted; return on average assets excluding intangible amortization; return on average assets (pre-tax net income, excluding provision for credit losses); return on average assets, excluding provision for credit losses; return on average common equity, as adjusted; return on average tangible common equity; return on average tangible common equity excluding intangible amortization; return on average tangible common equity, as adjusted; efficiency ratio, as adjusted; net interest margin, excluding PPP loans; allowance for credit losses to total loans, excluding PPP loans; tangible book value per common share and tangible common equity to tangible assets--to provide meaningful supplemental information regarding our performance. These measures typically adjust GAAP performance measures to include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant items or transactions (including the effect of the PPP loans) that management believes are not indicative of the Company’s primary business operating results. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s business. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

General

This release may contain forward-looking statements regarding the Company’s plans, expectations, goals and outlook for the future. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors could cause actual results to differ materially from those contemplated by the forward-looking statements. These factors include, but are not limited to, the following:  economic conditions, credit quality, interest rates, loan demand, real estate values and unemployment; disruptions, uncertainties and related effects on our business and operations as a result of the ongoing coronavirus (COVID-19) pandemic and measures that have been or may be implemented or imposed in response to the pandemic, including the impact on, among other things, credit quality and liquidity; the ability to identify, complete and successfully integrate new acquisitions; legislative and regulatory changes and risks and expenses associated with current and future legislation and regulations, including those in response to the COVID-19 pandemic; technological changes and cybersecurity risks; the effects of changes in accounting policies and practices; changes in governmental monetary and fiscal policies; political instability; competition from other financial institutions; potential claims, expenses and other adverse effects related to current or future litigation, regulatory examinations or other government actions; changes in the assumptions used in making the forward-looking statements; and other factors described in reports we file with the Securities and Exchange Commission (the “SEC”), including those factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 26, 2021.

Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Its wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has branch locations in Arkansas, Florida, South Alabama and New York City. The Company’s common stock is traded through the NASDAQ Global Select Market under the symbol “HOMB.”

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FOR MORE INFORMATION CONTACT:

Donna Townsell

Director of Investor Relations

Home BancShares, Inc.

(501) 328-4625

Home BancShares, Inc.

Consolidated End of Period Balance Sheets

(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
(In thousands)	2021	2020	2020	2020	2020

ASSETS

Cash and due from banks	$218,814	$242,173	$144,197	$185,047	$147,200
Interest-bearing deposits with other banks	2,259,734	1,021,615	899,140	1,030,609	424,235
Cash and cash equivalents	2,478,548	1,263,788	1,043,337	1,215,656	571,435
Investment securities - available-for-sale, net of allowance for credit losses	2,539,123	2,473,781	2,361,900	2,238,005	2,098,000
Loans receivable	10,778,493	11,220,721	11,691,470	11,955,743	11,384,982
Allowance for credit losses	(242,932)	(245,473)	(248,224)	(238,340)	(228,923)
Loans receivable, net	10,535,561	10,975,248	11,443,246	11,717,403	11,156,059
Bank premises and equipment, net	278,620	278,614	280,364	279,498	281,795
Foreclosed assets held for sale	3,004	4,420	4,322	6,292	8,204
Cash value of life insurance	103,599	103,519	102,989	102,443	103,120
Accrued interest receivable	55,495	60,528	72,599	80,274	50,295
Deferred tax asset, net	77,145	70,249	75,167	74,333	77,110
Goodwill	973,025	973,025	973,025	973,025	973,025
Core deposit and other intangibles	29,307	30,728	32,149	33,569	35,055
Other assets	166,814	164,904	160,660	174,908	177,634
Total assets	$17,240,241	$16,398,804	$16,549,758	$16,895,406	$15,531,732

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits:
Demand and non-interest-bearing	$3,859,722	$3,266,753	$3,207,967	$3,413,727	$2,425,036
Savings and interest-bearing transaction accounts	8,477,208	8,212,240	8,011,200	7,970,979	7,149,644
Time deposits	1,175,664	1,246,797	1,718,299	1,793,230	1,940,234
Total deposits	13,512,594	12,725,790	12,937,466	13,177,936	11,514,914
Federal funds purchased	-	-	-	-	-
Securities sold under agreements to repurchase	162,929	168,931	158,447	162,858	126,884
FHLB and other borrowed funds	400,000	400,000	403,428	531,432	951,436
Accrued interest payable and other liabilities	148,999	127,999	139,485	161,095	138,479
Subordinated debentures	370,515	370,326	370,133	369,939	369,748
Total liabilities	14,595,037	13,793,046	14,008,959	14,403,260	13,101,461

Stockholders' equity
Common stock	1,651	1,651	1,652	1,652	1,651
Capital surplus	1,516,286	1,520,617	1,520,103	1,518,631	1,516,151
Retained earnings	1,107,818	1,039,370	980,699	932,856	891,498
Accumulated other comprehensive income	19,449	44,120	38,345	39,007	20,971
Total stockholders' equity	2,645,204	2,605,758	2,540,799	2,492,146	2,430,271
Total liabilities and stockholders' equity	$17,240,241	$16,398,804	$16,549,758	$16,895,406	$15,531,732

Home BancShares, Inc.

Consolidated Statements of Income

(Unaudited)

	Quarter Ended					Three Months Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Mar. 31,	Mar. 31,
(In thousands)	2021	2020	2020	2020	2020	2021	2020

Interest income
Loans	$150,917	$153,407	$154,787	$158,996	$158,148	$150,917	$158,148
Investment securities
Taxable	6,253	6,900	7,227	8,693	9,776	6,253	9,776
Tax-exempt	5,071	4,979	4,367	3,698	3,114	5,071	3,114
Deposits - other banks	410	270	252	211	1,116	410	1,116
Federal funds sold	-	-	-	-	21	-	21
Total interest income	162,651	165,556	166,633	171,598	172,175	162,651	172,175

Interest expense
Interest on deposits	7,705	10,596	13,200	15,116	24,198	7,705	24,198
Federal funds purchased	-	-	-	-	13	-	13
FHLB borrowed funds	1,875	1,917	2,235	2,656	2,698	1,875	2,698
Securities sold under agreements to repurchase	190	208	237	260	462	190	462
Subordinated debentures	4,793	4,810	4,823	4,899	5,079	4,793	5,079
Total interest expense	14,563	17,531	20,495	22,931	32,450	14,563	32,450

Net interest income	148,088	148,025	146,138	148,667	139,725	148,088	139,725

Provision for credit losses	-	-	14,000	20,655	94,598	-	94,598

Net interest income after provision for credit losses	148,088	148,025	132,138	128,012	45,127	148,088	45,127

Non-interest income
Service charges on deposit accounts	5,002	5,544	4,910	4,296	6,631	5,002	6,631
Other service charges and fees	7,608	8,425	8,539	7,666	6,056	7,608	6,056
Trust fees	522	420	378	397	438	522	438
Mortgage lending income	8,167	10,071	10,177	6,196	2,621	8,167	2,621
Insurance commissions	492	366	271	533	678	492	678
Increase in cash value of life insurance	502	534	548	558	560	502	560
Dividends from FHLB, FRB, FNBB & other	8,609	967	3,433	230	7,842	8,609	7,842
Gain on SBA loans	-	304	-	-	341	-	341
(Loss) gain on branches, equipment and other assets, net	(29)	217	(27)	54	82	(29)	82
Gain on OREO, net	401	150	470	235	277	401	277
Gain on securities, net	219	-	-	-	-	219	-
Fair value adjustment for marketable securities	5,782	4,271	(1,350)	919	(5,818)	5,782	(5,818)
Other income	8,001	2,616	2,602	3,939	3,219	8,001	3,219
Total non-interest income	45,276	33,885	29,951	25,023	22,927	45,276	22,927

Non-interest expense
Salaries and employee benefits	42,059	43,022	41,511	40,088	39,329	42,059	39,329
Occupancy and equipment	9,237	9,801	9,566	10,172	8,873	9,237	8,873
Data processing expense	5,870	5,171	4,921	4,614	4,326	5,870	4,326
Other operating expenses	15,700	16,247	15,714	16,084	17,946	15,700	17,946
Total non-interest expense	72,866	74,241	71,712	70,958	70,474	72,866	70,474

Income (loss) before income taxes	120,498	107,669	90,377	82,077	(2,420)	120,498	(2,420)
Income tax expense (benefit)	28,896	25,875	21,057	19,250	(2,927)	28,896	(2,927)
Net income	$91,602	$81,794	$69,320	$62,827	$507	$91,602	$507

Home BancShares, Inc.

Selected Financial Information

(Unaudited)

	Quarter Ended					Three Months Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Mar. 31,	Mar. 31,
(Dollars and shares in thousands, except per share data)	2021	2020	2020	2020	2020	2021	2020

PER SHARE DATA

Diluted earnings per common share	$0.55	$0.50	$0.42	$0.38	$-	$0.55	$-
Diluted earnings per common share, as adjusted, excluding fair value adjustment for marketable securities, special dividend from equity investment, gain on securities, recoveries on historic losses, provision for credit losses, branch write-off expense, outsourced special project expense & merger and acquisition expenses (non-GAAP)(1)	0.47	0.48	0.47	0.47	0.43	0.47	0.43
Basic earnings per common share	0.55	0.50	0.42	0.38	-	0.55	-
Dividends per share - common	0.14	0.14	0.13	0.13	0.13	0.14	0.13
Book value per common share	16.02	15.78	15.38	15.09	14.72	16.02	14.72
Tangible book value per common share (non-GAAP)(1)	9.95	9.70	9.30	8.99	8.61	9.95	8.61

STOCK INFORMATION

Average common shares outstanding	165,257	165,119	165,200	165,163	166,014	165,257	166,014
Average diluted shares outstanding	165,446	165,119	165,200	165,163	166,014	165,446	166,014
End of period common shares outstanding	165,141	165,095	165,163	165,206	165,148	165,141	165,148

ANNUALIZED PERFORMANCE METRICS

Return on average assets	2.22%	1.97%	1.66%	1.55%	0.01%	2.22%	0.01%
Return on average assets excluding fair value adjustment for marketable securities, special dividend from equity investment, gain on securities, recoveries on historic losses, provision for credit losses, branch write-off expense, outsourced special project expense & merger and acquisition expenses: (ROA, as adjusted) (non-GAAP)(1)	1.88%	1.90%	1.88%	1.93%	1.88%	1.88%	1.88%
Return on average assets excluding intangible amortization (non-GAAP)(1)	2.39%	2.13%	1.80%	1.68%	0.05%	2.39%	0.05%
Return on average common equity	14.15%	12.72%	10.97%	10.27%	0.08%	14.15%	0.08%
Return on average common equity excluding fair value adjustment for marketable securities, special dividend from equity investment, gain on securities, recoveries on historic losses, provision for credit losses, branch write-off expense, outsourced special project expense & merger and acquisition expenses: (ROE, as adjusted) (non-GAAP)(1)	11.96%	12.23%	12.39%	12.77%	11.48%	11.96%	11.48%
Return on average tangible common equity (non-GAAP)(1)	22.90%	20.96%	18.29%	17.40%	0.14%	22.90%	0.14%
Return on average tangible common equity excluding intangible amortization (non-GAAP)(1)	23.16%	21.22%	18.56%	17.70%	0.44%	23.16%	0.44%
Return on average tangible common equity excluding fair value adjustment for marketable securities, special dividend from equity investment, gain on securities, recoveries on historic losses, provision for credit losses, branch write-off expense, outsourced special project expense & merger and acquisition expenses: (ROTCE, as adjusted) (non-GAAP)(1)	19.35%	20.15%	20.66%	21.63%	19.22%	19.35%	19.22%

(1)  Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Home BancShares, Inc.

Selected Financial Information

(Unaudited)

	Quarter Ended					Three Months Ended
(Dollars and shares in thousands,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Mar. 31,	Mar. 31,
except per share data)	2021	2020	2020	2020	2020	2021	2020

Efficiency ratio	36.60%	39.64%	39.56%	39.67%	42.08%	36.60%	42.08%
Efficiency ratio, as adjusted (non-GAAP)(1)	40.67%	40.67%	40.08%	39.38%	41.37%	40.67%	41.37%
Net interest margin - FTE	4.02%	4.00%	3.92%	4.11%	4.22%	4.02%	4.22%
Net interest margin - FTE, excluding PPP loans (non-GAAP)(1)	3.87%	3.97%	3.98%	4.16%	4.22%	3.87%	4.22%
Fully taxable equivalent adjustment	$1,857	$1,778	$1,576	$1,434	$1,227	$1,857	$1,227
Total revenue (net)	193,364	181,910	176,089	173,690	162,652	193,364	162,652
Pre-tax net income, excluding provision for credit losses (PPNR) (non-GAAP)(1)	120,498	107,669	104,377	102,732	92,178	120,498	92,178
Pre-tax net income to total revenue (net)	62.32%	59.19%	51.32%	47.25%	-1.49%	62.32%	-1.49%
P5NR (Pre-tax, pre-provision, profit percentage) (PPNR to total revenue (net)) (non-GAAP)(1)	62.32%	59.19%	59.28%	59.15%	56.67%	62.32%	56.67%
Net income, excluding provision for credit losses	91,602	81,794	79,661	78,084	70,382	91,602	70,382
Return on average assets (pre-tax net income, excluding provision for credit losses) (non-GAAP)(1)	2.92%	2.60%	2.50%	2.53%	2.45%	2.92%	2.45%
Return on average assets, excluding provision for credit losses (non-GAAP)(1)	2.22%	1.97%	1.91%	1.92%	1.87%	2.22%	1.87%
Total purchase accounting accretion	5,485	5,736	6,957	7,036	7,647	5,485	7,647
Average purchase accounting loan discounts	43,940	49,563	55,835	62,822	69,365	43,940	69,365

OTHER OPERATING EXPENSES

Advertising	$1,046	$1,076	$902	$795	$1,226	$1,046	$1,226
Merger and acquisition expenses	-	-	-	-	711	-	711
Amortization of intangibles	1,421	1,421	1,420	1,486	1,517	1,421	1,517
Electronic banking expense	2,238	2,282	2,426	2,054	1,715	2,238	1,715
Directors' fees	383	359	429	412	424	383	424
Due from bank service charges	249	254	259	239	223	249	223
FDIC and state assessment	1,363	1,493	1,607	1,846	1,548	1,363	1,548
Insurance	781	795	766	711	746	781	746
Legal and accounting	846	790	1,235	1,278	919	846	919
Other professional fees	1,613	1,528	1,661	1,735	3,226	1,613	3,226
Operating supplies	487	440	460	553	535	487	535
Postage	338	315	328	313	327	338	327
Telephone	346	347	321	310	324	346	324
Other expense	4,589	5,147	3,900	4,352	4,505	4,589	4,505

Total other operating expenses	$15,700	$16,247	$15,714	$16,084	$17,946	$15,700	$17,946

(1)  Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Home BancShares, Inc.

Selected Financial Information

(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
(Dollars in thousands)	2021	2020	2020	2020	2020

BALANCE SHEET RATIOS

Total loans to total deposits	79.77%	88.17%	90.37%	90.73%	98.87%
Common equity to assets	15.34%	15.89%	15.35%	14.75%	15.65%
Tangible common equity to tangible assets (non-GAAP)(1)	10.12%	10.41%	9.88%	9.35%	9.79%

LOANS RECEIVABLE

Real estate
Commercial real estate loans
Non-farm/non-residential	$4,289,142	$4,429,060	$4,342,141	$4,325,795	$4,357,007
Construction/land development	1,612,973	1,562,298	1,748,928	1,818,151	1,892,394
Agricultural	113,382	114,431	89,476	105,554	89,630
Residential real estate loans
Residential 1-4 family	1,437,546	1,536,257	1,665,628	1,730,716	1,775,610
Multifamily residential	377,661	536,538	491,380	482,635	411,960
Total real estate	7,830,704	8,178,584	8,337,553	8,462,851	8,526,601
Consumer	839,819	864,690	883,568	851,344	852,174
Commercial and industrial	1,794,787	1,896,442	2,161,818	2,228,816	1,759,752
Agricultural	65,017	66,869	85,365	80,023	64,582
Other	248,166	214,136	223,166	332,709	181,873
Loans receivable	$10,778,493	$11,220,721	$11,691,470	$11,955,743	$11,384,982

Paycheck Protection Program (PPP) loans (included in total loans receivable)	667,316	691,747	848,745	848,628	-

ALLOWANCE FOR CREDIT LOSSES

Balance, beginning of period	$245,473	$248,224	$238,340	$228,923	$102,122
Impact of adopting ASC 326	-	-	-	-	43,988
Allowance for credit losses on acquired loans	-	-	-	-	357
Loans charged off	3,047	3,040	4,599	2,582	4,265
Recoveries of loans previously charged off	506	289	483	558	740
Net loans charged off	2,541	2,751	4,116	2,024	3,525
Provision for credit losses on loans	-	-	14,000	11,441	85,981
Balance, end of period	$242,932	$245,473	$248,224	$238,340	$228,923

Net charge-offs to average total loans	0.09%	0.10%	0.14%	0.07%	0.13%
Allowance for credit losses to total loans	2.25%	2.19%	2.12%	1.99%	2.01%
Allowance for credit losses to total loans, excluding PPP loans	2.40%	2.33%	2.29%	2.15%	2.01%

NON-PERFORMING ASSETS

Non-performing loans
Non-accrual loans	$59,142	$64,528	$65,148	$52,074	$52,131
Loans past due 90 days or more	4,209	9,610	8,635	7,824	7,760
Total non-performing loans	63,351	74,138	73,783	59,898	59,891
Other non-performing assets
Foreclosed assets held for sale, net	3,004	4,420	4,322	6,292	8,204
Other non-performing assets	-	-	247	247	447
Total other non-performing assets	3,004	4,420	4,569	6,539	8,651
Total non-performing assets	$66,355	$78,558	$78,352	$66,437	$68,542

Allowance for credit losses for loans to non-performing loans	383.47%	331.10%	336.42%	397.91%	382.23%
Non-performing loans to total loans	0.59%	0.66%	0.63%	0.50%	0.53%
Non-performing assets to total assets	0.38%	0.48%	0.47%	0.39%	0.44%

(1)  Calculation of this metric and the reconciliation to GAAP is included in the schedules accompanying this release.

Home BancShares, Inc.

Consolidated Net Interest Margin

(Unaudited)

	Three Months Ended
	March 31, 2021			December 31, 2020
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$1,610,463	$410	0.10%	$1,029,047	$270	0.10%
Federal funds sold	119	-	0.00%	5	-	0.00%
Investment securities - taxable	1,637,061	6,253	1.55%	1,615,214	6,900	1.70%
Investment securities - non-taxable - FTE	848,158	6,732	3.22%	798,402	6,550	3.26%
Loans receivable - FTE	11,023,139	151,113	5.56%	11,457,713	153,614	5.33%
Total interest-earning assets	15,118,940	164,508	4.41%	14,900,381	167,334	4.47%
Non-earning assets	1,599,950			1,592,685
Total assets	$16,718,890			$16,493,066

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$8,338,791	$4,716	0.23%	$8,109,111	$5,813	0.29%
Time deposits	1,209,431	2,989	1.00%	1,483,049	4,783	1.28%
Total interest-bearing deposits	9,548,222	7,705	0.33%	9,592,160	10,596	0.44%
Federal funds purchased	-	-	0.00%	-	-	0.00%
Securities sold under agreement to repurchase	159,697	190	0.48%	156,198	208	0.53%
FHLB borrowed funds	400,000	1,875	1.90%	400,001	1,917	1.91%
Subordinated debentures	370,421	4,793	5.25%	370,232	4,810	5.17%
Total interest-bearing liabilities	10,478,340	14,563	0.56%	10,518,591	17,531	0.66%
Non-interest bearing liabilities
Non-interest bearing deposits	3,480,050			3,279,708
Other liabilities	134,882			137,516
Total liabilities	14,093,272			13,935,815
Shareholders' equity	2,625,618			2,557,251
Total liabilities and shareholders' equity	$16,718,890			$16,493,066
Net interest spread			3.85%			3.81%
Net interest income and margin - FTE		$149,945	4.02%		$149,803	4.00%

Home BancShares, Inc.

Consolidated Net Interest Margin

(Unaudited)

	Three Months Ended
	March 31, 2021			March 31, 2020
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$1,610,463	$410	0.10%	$331,038	$1,116	1.36%
Federal funds sold	119	-	0.00%	5,218	21	1.62%
Investment securities - taxable	1,637,061	6,253	1.55%	1,710,288	9,776	2.30%
Investment securities - non-taxable - FTE	848,158	6,732	3.22%	374,198	4,090	4.40%
Loans receivable - FTE	11,023,139	151,113	5.56%	11,007,958	158,399	5.79%
Total interest-earning assets	15,118,940	164,508	4.41%	13,428,700	173,402	5.19%
Non-earning assets	1,599,950			1,704,775
Total assets	$16,718,890			$15,133,475

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$8,338,791	$4,716	0.23%	$7,041,303	$15,803	0.90%
Time deposits	1,209,431	2,989	1.00%	1,943,721	8,395	1.74%
Total interest-bearing deposits	9,548,222	7,705	0.33%	8,985,024	24,198	1.08%
Federal funds purchased	-	-	0.00%	6,264	13	0.83%
Securities sold under agreement to repurchase	159,697	190	0.48%	138,180	462	1.34%
FHLB borrowed funds	400,000	1,875	1.90%	623,525	2,698	1.74%
Subordinated debentures	370,421	4,793	5.25%	369,652	5,079	5.53%
Total interest-bearing liabilities	10,478,340	14,563	0.56%	10,122,645	32,450	1.29%
Non-interest bearing liabilities
Non-interest bearing deposits	3,480,050			2,410,583
Other liabilities	134,882			119,143
Total liabilities	14,093,272			12,652,371
Shareholders' equity	2,625,618			2,481,104
Total liabilities and shareholders' equity	$16,718,890			$15,133,475
Net interest spread			3.85%			3.90%
Net interest income and margin - FTE		$149,945	4.02%		$140,952	4.22%

Home BancShares, Inc.

Non-GAAP Reconciliations

(Unaudited)

	Quarter Ended					Three Months Ended
(Dollars and shares in thousands,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Mar. 31,	Mar. 31,
except per share data)	2021	2020	2020	2020	2020	2021	2020

EARNINGS, AS ADJUSTED

GAAP net income available to common shareholders (A)	$91,602	$81,794	$69,320	$62,827	$507	$91,602	$507
Pre-tax adjustments
Fair value adjustment for marketable securities	(5,782)	(4,271)	1,350	(919)	5,818	(5,782)	5,818
Special dividend from equity investment	(8,073)	-	(3,181)	-	(7,004)	(8,073)	(7,004)
Gain on securities	(219)	-	-	-	-	(219)	-
Recoveries on historic losses	(5,107)	-	-	-	-	(5,107)	-
Provision for credit losses	-	-	14,000	20,655	94,598	-	94,598
Branch write-off expense	-	-	-	981	-	-	-
Outsourced special project expense	-	-	-	-	1,092	-	1,092
Merger and acquisition expenses	-	-	-	-	711	-	711
Total pre-tax adjustments	(19,181)	(4,271)	12,169	20,717	95,215	(19,181)	95,215
Tax-effect of adjustments	(5,013)	(1,116)	3,181	5,414	24,884	(5,013)	24,884
Total adjustments after-tax (B)	(14,168)	(3,155)	8,988	15,303	70,331	(14,168)	70,331
Earnings, as adjusted (C)	$77,434	$78,639	$78,308	$78,130	$70,838	$77,434	$70,838

Average diluted shares outstanding (D)	165,446	165,119	165,200	165,163	166,014	165,446	166,014

GAAP diluted earnings per share: (A/D)	$0.55	$0.50	$0.42	$0.38	$-	$0.55	$-
Adjustments after-tax: (B/D)	(0.08)	(0.02)	0.05	0.09	0.43	(0.08)	0.43
Diluted earnings per common share, as adjusted, excluding fair value adjustment for marketable securities, special dividend from equity investment, gain on securities, recoveries on historic losses, provision for credit losses, branch write-off expense, outsourced special project expense & merger and acquisition expenses: (C/D)	$0.47	$0.48	$0.47	$0.47	$0.43	$0.47	$0.43

ANNUALIZED RETURN ON AVERAGE ASSETS

Return on average assets: (A/G)	2.22%	1.97%	1.66%	1.55%	0.01%	2.22%	0.01%
Return on average assets excluding fair value adjustment for marketable securities, special dividend from equity investment, gain on securities, recoveries on historic losses, provision for credit losses, branch write-off expense, outsourced special project expense & merger and acquisition expenses: (ROA, as adjusted) ((A+F)/G)	1.88%	1.90%	1.88%	1.93%	1.88%	1.88%	1.88%
Return on average assets (pre-tax net income, excluding provision for credit losses): (B/G)	2.92%	2.60%	2.50%	2.53%	2.45%	2.92%	2.45%
Return on average assets, excluding provision for credit losses: (C/G)	2.22%	1.97%	1.91%	1.92%	1.87%	2.22%	1.87%
Return on average assets excluding intangible amortization: ((A+E)/(G-H))	2.39%	2.13%	1.80%	1.68%	0.05%	2.39%	0.05%

GAAP net income available to common shareholders (A)	$91,602	$81,794	$69,320	$62,827	$507	$91,602	$507
Pre-tax net income, excluding provision for credit losses (B)	120,498	107,669	104,377	102,732	92,178	120,498	92,178
Net income, excluding provision for credit losses (C)	91,602	81,794	79,661	78,084	70,382	91,602	70,382
Amortization of intangibles (D)	1,421	1,421	1,420	1,486	1,517	1,421	1,517
Amortization of intangibles after-tax (E)	1,049	1,049	1,049	1,098	1,121	1,049	1,121
Adjustments after-tax (F)	(14,168)	(3,155)	8,988	15,303	70,331	(14,168)	70,331
Average assets (G)	16,718,890	16,493,066	16,594,495	16,319,206	15,133,475	16,718,890	15,133,475
Average goodwill, core deposits & other intangible assets (H)	1,003,011	1,004,432	1,005,864	1,007,307	999,004	1,003,011	999,004

Home BancShares, Inc.

Non-GAAP Reconciliations

(Unaudited)

	Quarter Ended					Three Months Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Mar. 31,	Mar. 31,
(Dollars and shares in thousands, except per share data)	2021	2020	2020	2020	2020	2021	2020

ANNUALIZED RETURN ON AVERAGE COMMON EQUITY

Return on average common equity: (A/D)	14.15%	12.72%	10.97%	10.27%	0.08%	14.15%	0.08%
Return on average common equity excluding fair value adjustment for marketable securities, special dividend from equity investment, gain on securities, recoveries on historic losses, provision for credit losses, branch write-off expense, outsourced special project expense & merger and acquisition expenses: (ROE, as adjusted) ((A+C)/D)	11.96%	12.23%	12.39%	12.77%	11.48%	11.96%	11.48%
Return on average tangible common equity: (A/(D-E))	22.90%	20.96%	18.29%	17.40%	0.14%	22.90%	0.14%
Return on average tangible common equity excluding intangible amortization: (B/(D-E))	23.16%	21.22%	18.56%	17.70%	0.44%	23.16%	0.44%
Return on average tangible common equity excluding fair value adjustment for marketable securities, special dividend from equity investment, gain on securities, recoveries on historic losses, provision for credit losses, branch write-off expense, outsourced special project expense & merger and acquisition expenses: (ROTCE, as adjusted) ((A+C)/(D-E))	19.35%	20.15%	20.66%	21.63%	19.22%	19.35%	19.22%

GAAP net income available to common shareholders (A)	$91,602	$81,794	$69,320	$62,827	$507	$91,602	$507
Earnings excluding intangible amortization (B)	92,651	82,843	70,369	63,925	1,628	92,651	1,628
Adjustments after-tax (C)	(14,168)	(3,155)	8,988	15,303	70,331	(14,168)	70,331
Average common equity (D)	2,625,618	2,557,251	2,513,792	2,459,941	2,481,104	2,625,618	2,481,104
Average goodwill, core deposits & other intangible assets (E)	1,003,011	1,004,432	1,005,864	1,007,307	999,004	1,003,011	999,004

EFFICIENCY RATIO

Efficiency ratio: ((C-E)/(A+B+D))	36.60%	39.64%	39.56%	39.67%	42.08%	36.60%	42.08%
Efficiency ratio, as adjusted: ((C-E-G)/(A+B+D-F))	40.67%	40.67%	40.08%	39.38%	41.37%	40.67%	41.37%

Net interest income (A)	$148,088	$148,025	$146,138	$148,667	$139,725	$148,088	$139,725
Non-interest income (B)	45,276	33,885	29,951	25,023	22,927	45,276	22,927
Non-interest expense (C)	72,866	74,241	71,712	70,958	70,474	72,866	70,474
Fully taxable equivalent adjustment (D)	1,857	1,778	1,576	1,434	1,227	1,857	1,227
Amortization of intangibles (E)	1,421	1,421	1,420	1,486	1,517	1,421	1,517

Adjustments:
Non-interest income:
Fair value adjustment for marketable securities	$5,782	$4,271	$(1,350)	$919	$(5,818)	$5,782	$(5,818)
Gain (loss) on OREO	401	150	470	235	277	401	277
Gain (loss) on branches, equipment and other assets, net	(29)	217	(27)	54	82	(29)	82
Special dividend from equity investment	8,073	-	3,181	-	7,004	8,073	7,004
Gain (loss) on securities	219	-	-	-	-	219	-
Recoveries on historic losses	5,107	-	-	-	-	5,107	-
Total non-interest income adjustments (F)	$19,553	$4,638	$2,274	$1,208	$1,545	$19,553	$1,545

Non-interest expense:
Branch write-off expense	$-	$-	$-	$981	$-	$-	$-
FDIC Small Bank Assessment Credit	-	-	-	-	-	-	-
Merger Expenses	-	-	-	-	711	-	711
Hurricane damage expense	-	-	-	-	-	-	-
Outsourced special project expense	-	-	-	-	1,092	-	1,092
Total non-interest expense adjustments (G)	$-	$-	$-	$981	$1,803	$-	$1,803

ANNUALIZED NET INTEREST MARGIN

Net interest margin: A/C	4.02%	4.00%	3.92%	4.11%	4.22%	4.02%	4.22%
Net interest margin, excluding PPP loans: B/D	3.87%	3.97%	3.98%	4.16%	4.22%	3.87%	4.22%

Net interest income - FTE (A)	$149,945	$149,803	$147,714	$150,101	$140,952	$149,945	$140,952
PPP loan interest & discount accretion income	11,878	8,841	5,943	4,450	-	11,878	-
Net interest income - FTE, excluding PPP loans (B)	$138,067	$140,962	$141,771	$145,651	$140,952	$138,067	$140,952

Average interest-earning assets (C)	$15,118,940	$14,900,381	$14,975,146	$14,678,465	$13,428,700	$15,118,940	$13,428,700
Average PPP loans	633,790	775,861	821,977	585,946	-	633,790	-
Average interest-earning assets, excluding PPP loans (D)	$14,485,150	$14,124,520	$14,153,169	$14,092,519	$13,428,700	$14,485,150	$13,428,700

Home BancShares, Inc.

Non-GAAP Reconciliations

(Unaudited)

	Quarter Ended					Three Months Ended
(Dollars and shares in thousands,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Mar. 31,	Mar. 31,
except per share data)	2021	2020	2020	2020	2020	2021	2020

Pre-tax net income	$120,498	$107,669	$90,377	$82,077	$(2,420)	$120,498	$(2,420)
Provision for credit losses	-	-	14,000	20,655	94,598	-	94,598
Pre-tax net income, excluding provision for credit losses (PPNR) (A)	$120,498	$107,669	$104,377	$102,732	$92,178	$120,498	$92,178

Total revenue (net) (B)	193,364	181,910	176,089	173,690	162,652	193,364	162,652

Pre-tax net income to total revenue (net)	62.32%	59.19%	51.32%	47.25%	-1.49%	62.32%	-1.49%
P5NR (Pre-tax, pre-provision, profit percentage) (PPNR to total revenue (net))	62.32%	59.19%	59.28%	59.15%	56.67%	62.32%	56.67%

	Quarter Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
(Dollars in thousands)	2021	2020	2020	2020	2020

TANGIBLE BOOK VALUE PER COMMON SHARE

Book value per common share: (A/B)	$16.02	$15.78	$15.38	$15.09	$14.72
Tangible book value per common share: ((A-C-D)/B)	9.95	9.70	9.30	8.99	8.61

Total stockholders' equity (A)	$2,645,204	$2,605,758	$2,540,799	$2,492,146	$2,430,271
End of period common shares outstanding (B)	165,141	165,095	165,163	165,206	165,148
Goodwill (C)	973,025	973,025	973,025	973,025	973,025
Core deposit and other intangibles (D)	29,307	30,728	32,149	33,569	35,055

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS

Equity to assets: (B/A)	15.34%	15.89%	15.35%	14.75%	15.65%
Tangible common equity to tangible assets: ((B-C-D)/(A-C-D))	10.12%	10.41%	9.88%	9.35%	9.79%

Total assets (A)	$17,240,241	$16,398,804	$16,549,758	$16,895,406	$15,531,732
Total stockholders' equity (B)	2,645,204	2,605,758	2,540,799	2,492,146	2,430,271
Goodwill (C)	973,025	973,025	973,025	973,025	973,025
Core deposit and other intangibles (D)	29,307	30,728	32,149	33,569	35,055